EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Specialized Funds
File Number: 811-3916
Registrant CIK Number: 0000734383


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.

Series #1 (Vanguard Energy Fund)

Item 73  Distributions per share for which record date passed during the period:

B)	1. Distributions of capital gains-------------	$0.134
2. Distributions of capital gains from a second class of open-end
             company shares------------------	$0.252



Series #2 (Vanguard Health Care Fund)

Item 73  Distributions per share for which record date passed during the period:

B)	1. Distributions of capital gains-------------	$1.397
2. Distributions of capital gains from a second class of open-end
             company shares------------------	$.59

Series 7 (REIT INDEX)

Item 72DD

1. Total Income dividends for which record date passed during the period                                           $84,691
2. Dividends for a second class of open-end company shares                                                          $19,277
3. Dividends for a third class of open-end company shares                                                            $7,755
4. Dividends for a fourth class of open-end company shares                                                           $5,135

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.340
        2. Dividends from a second class of open-end company shares                                                 $1.478
        3. Dividends from a third class of open-end company shares                                                  $0.232
        4. Dividends from a fourth class of open-end company shares                                                 $1.050

Item 73
B)	1. Distribution of capital gains                                                                            $0.069
        2. Distribution of capital gains from a second class of open-ended company shares                           $0.294
        3. Distribution of capital gains from a third class of open-end company shares                              $0.046
        4. Distribution of capital gains from a fourth class of open-end company shares                             $0.208

Item 74

U)      1. Number of shares outstanding                                                                             238,089
        2. Number of shares outstanding for a second class of shares of open-end company shares                      17,340
        3. Number of shares outstanding for a third class of shares of open-end company shares                       38,122
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                       5,536

V)      1. Net asset value per share (to the nearest cent)                                                           $20.88
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 $89.12
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  $13.79
        4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)                 $62.86




